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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) July 22, 1996
                                                     --------------------------

                                  I-FLOW CORPORATION
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         (Exact name of registrant as specified in charter)

        California                  0-18338                 33-0121984
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    (State or other jurisdiction       (Commission             (IRS Employer
           of incorporation)            File Number)               Id. No.)

       2532 White Road, Irvine,  California                          92614
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     (Address of principal executive offices)                     (Zip Code)

    Registrant's telephone number, including area code    (714) 553-0888
                                                        ---------------------

              N/A
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            (Former name/former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 3, 1996, I-Flow Corporation, a California corporation (the "Registrant") entered into an Agreement for Purchase and Sales of Assets (the "Agreement") by and among the Registrant, Block Medical, Inc., a Delaware corporation ("Block"), and Hillenbrand Industries, Inc., an Indiana corporation and the parent of Block ("Hillenbrand"), which contemplated the purchase by the Registrant or its wholly-owned subsidiary of substantially all of the assets of Block from Block and Hillenbrand.
    The transactions contemplated by the Agreement were consummated on July 22, 1996. Concurrently therewith, the Registrant assigned all of its rights and obligations under the Agreement to its wholly-owned subsidiary, Block Medical, Inc., a California corporation (formerly known as I-Flow Acquisition Subsidiary, a California corporation). Substantially all of the assets of Block were acquired pursuant to the terms of the Agreement, including without limitation the following general classes of assets:

    (1) The name "Block Medical" and derivations thereof.
    (2) All in-process research and development, intellectual property rights associated with the business and properties of Block, including, without limitation, the Voice-Link patented technology and related know-how.
    (3) All inventories of finished and unfinished goods and all accounts receivable.
    (4) All plant, property and manufacturing, assembly, testing, office and other equipment used in the business.
    (5) All of the goodwill of Block.
    (6) Certain contracts and all customer lists, books and other records of or relating to the business of Block.
    (7) All of the issued and outstanding capital stock of Block Medical de Mexico, S.A. de C.V., Block's subsidiary located in Mexico.

    The assets were acquired for an aggregate purchase price of approximately $17 million (subject to certain possible post-closing adjustments). A non-cash, non-recurring write-off of approximately $5 million for in-process research and development was taken on July 22, 1996. Consideration for the purchase consisted of: cash of $15,000,000; 433,018 shares of I-Flow Corporation Common Stock with a value, as defined, of $2,000,000 as of the date of closing; and a warrant to purchase 250,000 shares of I-Flow Corporation Common Stock at an exercise price of $4.62, expiring July 22, 2001. The aggregate purchase price was determined through negotiations between the parties.

    There is no material relationship between Block or Hillenbrand and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

    Funds of $11,000,000 used in the acquisition came from the Registrant's existing cash on hand, and the remaining funds of $4,000,000 used in the acquisition were obtained


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    via a term loan made in the ordinary course of business by Silicon Valley
    Bank of Santa Rosa, California.

    (b) Certain of the assets acquired constituted equipment and other physical property used by Block in the production of medical devices. The Registrant intends to continue such use of the assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Buisiness Acquired.
         Financial Statements of Block Medical, Inc. prepared pursuant to Regulation S-X, including an independent auditors' report, are provided herewith as Exhibit 99.1.

    (b)  Pro Forma Financial Information.
         It is impracticable to provide the required pro forma financial information at the time of the filing of this report on Form 8-K. The pro forma financial information will be filed as an amendment to this Form 8-K a soon as practicable, but not later than 60 days after the date by which this report must be filed.

    (c)  Exhibits.

         EXHIBIT             DESCRIPTION

         2.1 Agreement for Purchase and Sales of Assets dated as of July 3, 1996 By and Among I-Flow Corporation, Block Medical, Inc.
                             and Hillenbrand Industries, Inc.

         99.1 Block Medical, Inc. Consolidated Financial Statements For the Years Ended December 2, 1995, December 3, 1994 and November 27, 1993 and Independent Auditors' Report



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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   I-FLOW CORPORATION


Date:  August 5, 1996              By:  /s/Donald M. Earhart
                                      ----------------------
                                      Donald M. Earhart
                                      President and Chief Executive Officer


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                                    EXHIBIT INDEX


          EXHIBIT
          NUMBER              DESCRIPTION

          2.1 Agreement for Purchase and Sales of Assets dated as of July 3, 1996 By and Among I-Flow Corporation, Block Medical, Inc.
                              and Hillenbrand Industries, Inc.*

          99.1 Block Medical, Inc. Consolidated Financial Statements For the Years Ended December 2, 1995, December 3, 1994 and November 27, 1993 and Independent Auditors' Report

_______________________________
*Attached to Exhibit 2.1 is a list of the schedules and exhibits to such document. I-Flow Corporation agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.